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                             AMENDED AND RESTATED

                           NON-COMPETITION AGREEMENT

                  THIS AMENDED AND RESTATED NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of the 30th day of March, 1998, by and among Philips International Realty, L.P. (the "Partnership"), Philips International Realty Corp., a general partner of the Partnership (the "Corporation" and together with the Partnership, the "Owner"), Philips International Holding Corp. (the "Managing Company"), Philip Pilevsky, the Chairman of the Board of Directors and Chief Executive Officer of the Corporation and the sole member of the managing general partner of the Partnership ("Mr. Pilevsky"), and Sheila Levine, a director and executive officer of the Corporation ("Ms. Levine," and together with the Managing Company and Mr. Pilevsky, the "Managers").

                  WHEREAS, pursuant to the Amended and Restated Management Agreement by and between the Managing Company and Owner dated as of the date hereof (the "Management Agreement"), the Managing Company provides certain management services to Owner and the properties of Owner (the "Owner's Properties") and, in such capacity, is engaged in, among other things, the acquisition, ownership, management, leasing, renovation, development and redevelopment of commercial real estate in the United States.

                  WHEREAS, the Managing Company acknowledges that its engagement by Owner creates a relationship of confidence and trust and it will obtain confidential information with regard to the business of Owner and its affiliates and clients;

                  WHEREAS, the Managing Company acknowledges that, as a result of its obtaining confidential information as to Owner and its affiliates and clients, Owner and its affiliates will suffer substantial damage, which would be difficult to ascertain if the Managing

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Company enters into competition with Owner or any affiliate and that it is necessary for Owner to be protected by the prohibition against competition and the confidentiality restrictions set forth herein;

                  WHEREAS, Mr. Pilevsky and Ms. Levine acknowledge that their position with the Corporation creates a relationship of confidence and trust and they will obtain confidential information with regard to the business of Owner, and its affiliates and clients;

                  WHEREAS, Mr. Pilevsky and Ms. Levine acknowledge that, as a result of their obtaining confidential information as to Owner and its affiliates and clients, Owner and its affiliates will suffer substantial damage, which would be difficult to ascertain, if Mr. Pilevsky or Ms. Levine enters into competition with Owner or any affiliate;

                  WHEREAS, the Managers and Owner entered into that certain Non-Competition Agreement, dated as of December 31, 1997 (the "Original Agreement"), which provided for Owner to be protected by the prohibition against competition and the confidentiality restrictions set forth therein; and

                  WHEREAS, the Managers and Owner wish to amend and restate the terms and provisions of the Original Agreement in its entirety, all upon the terms and provisions, and subject to the conditions, set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the Managers and Owner agree as follows:

                  1.   Non-competition.

                           1(a) Non-competition. Except as expressly provided
herein, each of the Managers agrees that during the period commencing on December 31, 1997 and until such time

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as (i) one year after such time as the Management Agreement is terminated and neither Mr. Pilevsky nor Ms. Levine is a director or executive officer of the Corporation, and (ii) the date on which neither Mr. Pilevsky nor Ms. Levine beneficially owns more than fifteen (15%) percent of the outstanding shares of common stock of the Corporation on a fully diluted basis (including Partnership units redeemable for shares of common stock of the Corporation (the "Non-Competition Period"), neither Mr. Pilevsky, Ms. Levine, the Managing Company nor any affiliate of the Managing Company (within the meaning of Rule 12(b)-2 of the Securities Exchange Act of 1934) (an "Affiliate" and together with Mr. Pilevsky, Ms. Levine and the Managing Company, the "Managing Group") shall engage in any way, directly or indirectly, in the acquisition, ownership, operation, development, management, renovation or leasing of any retail shopping center properties (or mixed properties which are primarily known as retail shopping center properties based upon the relative square footage of each use) or any improvements thereof located in the United States, except for (i) the Managing Company in its capacity as a manager of the Owner's Properties, (ii) Mr. Pilevsky or Ms. Levine in his or her capacity as a director, officer or employee of the Managing Company but solely in the Managing Company's capacity as manager of the Owner's Properties, or (iii) Mr. Pilevsky or Ms. Levine in his or her capacity as an employee, director, trustee, officer or equity owner of the Corporation; provided, however, that this Section 1(a) shall not apply to (i) the activities of the Managing Group with respect to any property listed in Exhibit A (the "Excluded Properties") attached hereto; (ii) the expansion of the Excluded Properties which expansion is contiguous to such property and (a) will not increase the existing gross leaseable area of the property by more than 20%; or (b) is the result of the exercise of the fiduciary duty of Mr. Pilevsky or Ms. Levine after discussion with their partners or members, as the case may be; and (iii) the acquisition, operation,

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development, management or leasing of any retail shopping center property located anywhere in the Continental United States by the Managing Group provided that the retail shopping center portion of such property shall not exceed ten thousand (10,000) square feet. In the event five (5) years from the date hereof Ms. Levine has ceased being a director and an executive officer of the Corporation for at least one year and beneficially owns less than five (5%) percent of the outstanding shares of common stock of the Corporation on a fully diluted basis (including Partnership units redeemable for shares of common stock of the Corporation), then notwithstanding anything to the contrary herein, with respect to Ms. Levine only, this Agreement shall be deemed terminated and of no further force or effect.

                           Nothing contained in this Agreement shall in any
way be construed as a restriction or limitation, now or in the future, on the ability of Mr. Pilevsky's father, Fred Pilevsky, or brother, Allen Pilevsky, to own, develop, operate or manage retail shopping centers.

                           1(b) Reasonable and Necessary Restrictions. Each of
the Managers acknowledges that the restrictions, prohibitions and other provisions of this Section 1 are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of Owner, and are a material inducement to Owner's engagement of the Managing Company and the Corporation's retention of Mr. Pilevsky and Ms. Levine.

                           1(c) Non-Solicitation. Each of the Managers agrees
that during the Non-Competition Period, none of the members of the Managing Group will directly or indirectly solicit any of Owner's or its affiliates' non-clerical employees, agents or independent contractors to end their relationship with Owner or its affiliates.

                           1(d) Confidential Information. Each of the members
of the Managing Group shall hold in a fiduciary capacity for the benefit of the Partnership and the Corporation all

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trade secrets and confidential information, knowledge or data relating to
Owner and its business and investments, which shall have been obtained by the Managing Company during its engagement by Owner or Mr. Pilevsky or Ms. Levine during his or her service as a director or officer of the Corporation, and which is not generally available public knowledge (other than by acts by members of the Managing Group in violation or this Agreement). Each member of the Managing Group shall not, without the prior written consent of the Partnership or Corporation or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Partnership or Corporation (in which case the members of the Managing Group shall cooperate with the Partnership and/or Corporation, at the expense of the Partnership and/or Corporation, in the Partnership and/or Corporation seeking to obtain a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Partnership and/or Corporation in furtherance of its or his business or to perform duties hereunder.

                           1(e) Removal of Documents. All records, files,
drawings, documents, models, equipment, and the like relating to the business of the Partnership or Corporation which any member of the Managing Group has control over shall not be removed from the premises of the Partnership or Corporation without the written consent of the Partnership or Corporation, as the case may be, unless such removal is in the furtherance of the business of the Partnership or Corporation and, if so removed, shall be returned to the Partnership or Corporation, as the case may be, promptly after termination of the employment of Mr. Pilevsky or Ms. Levine or engagement of the Managing Company by the Partnership and/or Corporation, as the case may be, or otherwise promptly after removal if such removal occurs following termination of employment or engagement. Rolodexes, telephone directories and similar type items, and

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furniture, art works and property owned by members of the Managing Group or otherwise not owned by the Partnership or Corporation shall not be deemed property of the Partnership or Corporation and shall not be covered by this
Section 1(e). The Partnership and/or Corporation shall be the owner of all trade secrets and other products relating to the Partnership's and/or Corporation's business developed by members of the Managing Group alone or in conjunction with others as part of the Managing Company serving as manager for Owner.

                           1(f) Specific Performance. Each of the Managers
acknowledges that the Partnership and Corporation will have no adequate remedy at law if any of the Managers shall fail to perform any of its or his obligations hereunder, and each of the Managers therefore confirms that the right of the Partnership and Corporation to specific performance of the terms of this Section 1 is essential to protect the rights and interests of the Partnership and Corporation. Accordingly, in addition to any other remedies that the Partnership and Corporation may have at law or in equity, the Partnership and Corporation shall have the right to have all obligations, agreements and other provisions of this Section 1 specifically performed by the Managers, and the Partnership and Corporation shall have the right to obtain preliminary injunctive relief to secure specific performance and to prevent a breach of this Section 1 by the Managers without a requirement to post any bond.

                           1(g) If, at the time of enforcement of this Section
1, a court shall hold that the duration, scope, area or other restriction stated herein is unreasonable, the parties hereto agree that reasonable maximum duration, scope, area or other restriction may be substituted by such court for the stated duration, scope, area or other restriction.

                  2.       Miscellaneous.

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                           2(a) Integration; Amendment. This Agreement
supersedes and renders of no force and effect all prior understandings and agreements with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by all of the parties.

                           2(b) Assignment. No rights or obligations of the
Partnership or Corporation under this Agreement may be assigned or transferred, except in connection with a merger, consolidation or sale of all or substantially all of the assets of the Partnership or Corporation, as the case may be, where the successor of the Partnership or Corporation, as the case may be, expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Partnership or Corporation, as the case may be, would be required to perform it if no such succession had taken place; provided that the forgoing shall not serve as a release of the Partnership or Corporation, as the case may be. None of the Managers may assign this Agreement or any right or interest therein, whether by operation of law or otherwise, without the prior written consent of the Partnership and/or Corporation, as the case may be.

                           2(c) Severability. Whenever possible, each
provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then, subject to the provisions of Section 1(g) above, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. In addition, in place of such invalid or unenforceable provision, there shall automatically be added hereto a provision as similar to such invalid or unenforceable provision as may be possible and still be valid and enforceable.

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                           2(d) Waivers. The failure or delay of any party at
any time to require performance by any other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or the circumstances.

                           2(e) Burden and Benefit. This Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, subject to Section 2(b) above, assigns.

                           2(f) Governing Law; Headings. This Agreement and
its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New York without regard to provisions of conflict of laws. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                           2(g) Notices. All notices called for under this
Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument delivered (i) in person, (ii) by first class registered or certified mail, postage prepaid and return receipt requested,
(iii) by overnight delivery by a recognized courier service providing a receipt, or (iv) by facsimile transmission confirmed by transmission report, addressed to the intended recipient at the address set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice). Any notice delivered to the party hereto to whom it is addressed shall

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be deemed to have been given on the day it was received; provided, however, that if such day is not a business day, then the notice shall be deemed to have been given and received on the business day next following such day. If the other party is aware that the intended recipient is not at the notice location, either permanently or temporarily, notice also shall be sent to such location as the notifying party becomes aware (after reasonable inquiry) that the intended recipient is then located.

                           2(h) Counterparts. This Agreement may be executed
in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                           2(i) Number and Gender. When the context in which
the words are used in this Agreement indicates that such is the intent, words in singular number shall include the plural and vice-versa. All terms and words used in this Agreement, regardless of the sex or gender in which they are used shall be deemed to include each other sex and gender unless the context requires otherwise.

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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement, or caused this Agreement to be duly executed on their behalf, as of the date first above written.

                                       PHILIPS INTERNATIONAL REALTY CORP.

                                       By:   /s/ Louis J. Petra
                                             --------------------------
                                             Name: Louis J. Petra
                                             Title: President
                                             Address: 417 Fifth Avenue
                                                      New York, NY 10016

                                       PHILIPS INTERNATIONAL REALTY, L.P.

                                       By:   PHILIPS INTERNATIONAL REALTY CORP.
                                             a general partner

                                       By:   /s/ Louis J. Petra
                                             --------------------------
                                             Name: Louis J. Petra
                                             Title: President
                                             Address: 417 Fifth Avenue
                                                      New York, NY 10016

                                       PHILIPS INTERNATIONAL HOLDING CORP.

                                       By:   /s/ Philip Pilevsky
                                             --------------------------
                                             Name: Philip Pilevsky
                                             Title: President
                                             Address: 417 Fifth Avenue
                                                      New York, NY 10016

                                             /s/ Philip Pilevsky
                                             --------------------------
                                             Philip Pilevsky, individually
                                             Address: 417 Fifth Avenue
                                                      New York, NY 10016

                                             /s/ Sheila Levine
                                             --------------------------
                                             Sheila Levine, individually
                                             Address: 417 Fifth Avenue
                                                      New York, NY 10016

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